Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 24 to Registration Statement No. 811-21162 on Form N-1A of our report dated December 26, 2007, relating to the financial statements and financial highlights of BlackRock Core Principal Protected Fund of BlackRock Principal Protected Trust (the “Fund”) appearing in the Annual Report on Form N-CSR of the Fund for the year ended October 31, 2007, and of our report dated December 26, 2007, relating to the financial statements and financial highlights of Master Large Cap Core Portfolio of Master Large Cap Series LLC (the “Master LLC”) appearing in the Annual Report on Form N-CSR of the Master LLC for the year ended October 31, 2007, and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in Part B of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
February 27, 2008